UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2023

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-991-5618
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 17, 2023, the Board of Directors (the "Board") of FitLife Brands, Inc. (the "Company") approved the extension of the Company’s share repurchase program as initially approved on August 16, 2019, and as amended on September 23, 2019, November 6, 2019, and February 1, 2021.

Under the extended and amended share repurchase program, the Board authorized management to repurchase of up to $5,000,000 of the Company's common stock, par value $0.01 per share ("Common Stock") over the next 24 months, at a purchase price equal to the fair market value of the Company's Common Stock on the date of purchase, with the exact date and amount of such purchases to be determined by management (the “2023 Share Repurchase Program”).

The Company intends to conduct its 2023 Share Repurchase Program in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions at current market prices. The Company may suspend or discontinue the Share Repurchase Program at any time, and may thereafter reinstitute purchases, all without prior announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

March 23, 2023	/s/ Dayton Judd Dayton Judd Chief Executive Officer